UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

TEEN GLOW MAKEUP, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	26-0693872
(State of Incorporation)	(I.R.S. Employer
Identification No.)

297 Kingsbury Grade, Suite D, Post Office Box 4470, Lake Tahoe (Stateline) Nevada 89449-4470
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered
NOT APPLICABLE	NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: NO. 333-151517

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the common stock of the Registrant is set forth under the caption "Description of Securities" in the Registrant's Registration Statement on Form S-1 (File No. 333-151517) as filed with the Securities and Exchange Commission on June 9, 2008 and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

ITEM 2. EXHIBITS

EXHIBIT NO.	DESCRIPTION

3.1	Articles of Incorporation*
3.2	Bylaws*

* As filed in the Registrant's Registration Statement on Form S-1

(File No. 333-151517) June 06, 2008.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Teen Glow Makeup
(Registrant)

Date: May 27, 2009

By: /s/ Pamela Hutchinson
Name: Pamela Hutchinson
Title: Director, President,
Secretary and Treasurer